                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Subsection 240.14a-11(c) or
      Subsection 240.14a-12
[ ] Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                 HARBOR FEDERAL BANCORP, INC.
---------------------------------------------------------------
    (Name of Registrant as Specified in its Charter)


----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement
                    if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  NO FEE REQUIRED.
[ ]   Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
_________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
_________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:
_________________________________________________________________

     5.     Total fee paid:
_________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

                       [LETTERHEAD]




                      June 16, 1997




Dear Stockholder:

     We invite you to attend the annual meeting of stockholders of Harbor Federal Bancorp, Inc. to be held at the Sheraton
Baltimore North Hotel, 903 Dulaney Valley Road, Towson, Maryland, on Wednesday, July 16, 1997 at 3:00 p.m.

     The accompanying notice and proxy statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company's principal subsidiary, Harbor Federal Savings Bank. Directors and officers of the Company, as well as representatives of KPMG Peat Marwick LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                              Sincerely,

                              /s/ Robert A. Williams
                              Robert A. Williams
                              President

                 HARBOR FEDERAL BANCORP, INC.
                        705 York Road
                 Baltimore, Maryland 21204
                       (410) 296-1010

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                To Be Held on July 16, 1997


     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Harbor Federal Bancorp,
Inc. (the "Company") will be held at the Sheraton Baltimore North
Hotel, 903 Dulaney Valley Road, Towson, Maryland, on Wednesday,
July 16, 1997 at 3:00 p.m.

     A proxy statement and proxy card for the Annual Meeting accompany this notice.

     The Annual Meeting is for the purpose of considering and acting upon:

     1.  The election of three directors of the Company; and

     2. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing pro-

posals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on June 2, 1997 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

     You are requested to fill in and sign the accompanying proxy card which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy card will not be used if you attend and vote at the Annual Meeting in person.

                            BY ORDER OF THE BOARD OF DIRECTORS

                            /s/ Joyce A. Lancaster

                            JOYCE A. LANCASTER
                            SECRETARY
Baltimore, Maryland
June 16, 1997

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE
COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO
INSURE A QUORUM.  THE ACCOMPANYING PROXY CARD IS ACCOMPANIED BY A
SELF-ADDRESSED ENVELOPE FOR YOUR CONVENIENCE.  NO POSTAGE IS
REQUIRED IF MAILED IN THE UNITED STATES.

                       PROXY STATEMENT
                             OF
                 HARBOR FEDERAL BANCORP, INC.
                        705 York Road
                  Baltimore, Maryland 21204

                 ANNUAL MEETING OF STOCKHOLDERS
                        July 16, 1997


                           GENERAL

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harbor Federal Bancorp, Inc. (the "Company") to be used at the annual meeting of stockholders (the "Annual Meeting") which will be held at the Sheraton Baltimore North Hotel, 903 Dulaney Valley Road, Towson, Maryland, on Wednesday, July 16, 1997 at 3:00 p.m. This proxy statement and the accompanying notice and proxy card are being first mailed to stockholders on or about June 16, 1997.

               VOTING AND REVOCABILITY OF PROXIES

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Joyce A. Lancaster, Secretary of the Company, at the address shown above, by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person.

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH IN THIS PROXY STATEMENT.
The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

       VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Stockholders of record as of the close of business on June 2, 1997 (the "Record Date") are entitled to one vote for each share then held. At the Record Date, the Company had 1,693,420 shares of common stock, par value $.01 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, at the Record Date, certain information as to the Common Stock believed by management to be beneficially owned by persons owning in excess of 5% of the Company's Common Stock and by all directors and executive officers of the Company as a group.

                                       Amount and        Percent of
                                       Nature of         Shares of
Name and Address                       Beneficial        Common Stock
of Beneficial Owner                    Ownership         Outstanding
-------------------                    ----------        ------------
Harbor Federal Bancorp, Inc.
Employee Stock Ownership Plan ("ESOP")
705 York Road
Baltimore, Maryland 21204               113,684 (1)        6.71%

All directors and
 executive officers
 as a group (8 persons)                 214,649 (2)       12.68

______________
(1) These are unallocated shares held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid.  The ESOP trustees, currently
    Directors Lacy, Riehl and Stieff, vote all allocated shares in accordance with instructions of the participants.  Unallocated shares and shares for which no instructions have been received are voted by the ESOP trustees in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, in the ESOP trustees' best judgment.
(2)                            Excludes unallocated shares held by the ESOP (see above); includes
    76,261 shares which all directors and executive officers as a group had a right to purchase pursuant to the exercise of stock options; excludes 67,584 shares which all executive officers as a group did not have a right to purchase pursuant to the exercise of unvested stock options.

                    ELECTION OF DIRECTORS
General

     The Company's Board of Directors consists of seven members, as a result of the appointment of Lawrence W. Williams, the Bank's Vice President-Lending, to the Board in December 1996.
The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. The Board of Directors has nominated Joseph J. Lacy, John H. Riehl, III and Lawrence W. Williams to serve as directors for a three-year period. All nominees currently are members of the Board. Under Maryland law, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth the names of the Board of Director's nominees for election as directors. Also set forth is certain other information with respect to each person's age, the year he first became a director of the Company's principal subsidiary, Harbor Federal Savings Bank ("Harbor Federal" or the "Bank"), the expiration of his term as a director, and the number and percentage of shares of Common Stock beneficially owned.
Each director of the Company is also a member of the Board of Directors of the Bank.

                                                            Shares of
                                   Year First               Common Stock
                                   Elected as    Current   Beneficially
                       Age at     Director of     Term      Owned at the     Percent
Name               June 30, 1997   the Bank     to Expire  Record Date(1)   of Class
----               -------------  -----------   ---------  --------------   --------

                       BOARD NOMINEE FOR TERM TO EXPIRE IN 2000

Joseph J. Lacy        64           1963          1997        27,896          1.65%

John H. Riehl, III    67           1990          1997        28,418          1.68

Lawrence W. Williams  43           1996          1997        28,288          1.67

                          DIRECTORS CONTINUING IN OFFICE

Louis V. Koerber      69           1968          1998        15,418          0.91

Robert A. Williams    67           1955          1998        52,992          3.13

J. Kemp Roche         64           1965          1999         2,500          0.15

Gideon N. Stieff, Jr. 67           1969          1999        17,918          1.06

____________
(1)  Excludes unallocated shares held by the ESOP (see "Voting Securities and Principal
     Holders Thereof"); includes 8,720, 8,720, 8,720, 6,220, 11,628 and 21,300 shares which Messrs. Koerber, Lacy, Riehl, Stieff, L. Williams and R. Williams,
     respectively, had a right to purchase pursuant to the exercise of stock options;
     excludes 6,977 and 32,702 shares which Messrs. L. Williams and R. Williams, respectively, did not have a right to purchase pursuant to the exercise of unvested stock options.

     Set forth below is information concerning the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

     JOSEPH J. LACY is President of Lacy Foundries, Inc., a foundry for metal machinery in Baltimore, Maryland. He has been a member of the Board of Directors of Mercy Medical Center and the Jenkins Nursing Home.

     JOHN H. RIEHL, III is President of Riehl Estate Management
Co. in Baltimore, Maryland.  He is a trustee of Saint Mary's
Spiritual Center and a member of the Parish Council - Shrine of the Sacred Heart Church.

     LAWRENCE W. WILLIAMS has been Vice President of Lending and Compliance Officer at Harbor Federal since 1990. Previously he was Assistant Vice President of Lending. He is also affiliated with the St. Ambrose Housing Authority, the Neighborhood Housing Services, Southeast Development Corp. and Patterson Park Neighborhoods Initiative.


     LOUIS V. KOERBER is Chairman of the Board of Budekes Paints, Inc., a paint supply house in Baltimore, Maryland. Mr. Koerber is Trustee of Church Home & Hospital Corp., and has served on the Board of Directors of Allpro Corp., the Better Business Bureau of Central Maryland, National Flag Day Foundation, Inc. and the Star-Spangled Banner Flag House Association. He is also a member of the Rotary Club of Baltimore City.

     ROBERT A. WILLIAMS has been affiliated with Harbor Federal since 1955 when he was appointed to the Board of Directors. In March of 1964 he was elected President of Harbor Federal. Mr. Williams is a past director of the Greater Baltimore Real Estate Board and for many years was a Director of Neighborhood Housing Services of Baltimore. He has also served as Chairman of the Maryland League of Financial Institutions and on the Boards of the Foundation for Savings Institutions, the South-East Conference of the U.S. League for Financial Institutions and the Federal Home Loan Bank of Atlanta.

     J. KEMP ROCHE had been employed as a supervisor in charge of warehouses with B. Von Paris & Sons Inc., a moving and storage company in Timonium, Maryland from 1985 to 1994. He is currently retired.

     GIDEON N. STIEFF, JR. served until 1990 as Executive Vice President of Kirk-Stieff Co., a manufacturer of silver products, in Baltimore, Maryland. He has served on the Board of Directors of the Baltimore Opera Company and as Chairman of the Board of the Mount Clare Plantation Foundation, and he is a member of the Kiwanis Club of Baltimore City.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Boards of Directors of the Company and Harbor Federal hold regular monthly meetings and special meetings as needed. During the year ended March 31, 1997, the Boards of the Company and the Bank met seven and twelve times, respectively. No director attended fewer than 75% in the aggregate of the total number of Board and committee meetings held while he was a member during the year. The Board of Directors of Harbor Federal has standing Executive, Loan and Compensation Committees. The full Boards of Directors of the Company and the Bank act as audit committees, and each of the Boards is expected to meet once in this capacity to review and approve the fiscal year 1997 independent audit report.

     The Executive Committee consists of Directors Robert A.
Williams and at least three others, and meets only when business decisions need to be made for the Board before the monthly meeting.

     The Loan Committee consists of Directors Robert A. Williams and at least three others. This committee meets at the call of the chair to analyze loans of a magnitude in excess of $300,000. This committee also acts on commercial business loans and acquisition, development and construction loans regardless of amount.

     The Compensation Committee consists of Directors Joseph J. Lacy (Chairman), John H. Riehl, III and Gideon N. Stieff, Jr. This committee meets twice a year to review performance appraisals on Harbor Federal's managers and to issue parameters for monitoring performance in Harbor Federal's personnel. The committee meets in the middle of the calendar year to discuss salary adjustments for personnel following suggested increments by their supervisors and senior management. The Committee also meets at the end of the calendar year to declare bonuses.

     The Company does not have a standing Nominating Committee.
Under the Company's Bylaws, the Board of Directors acts as a nominating committee for selecting the management nominees for election as directors.


EXECUTIVE COMPENSATION

     Compensation Summary. The following table sets forth information regarding cash and noncash compensation for each of the three fiscal years ended March 31, 1997 awarded to or earned by the named executive officers for services rendered in all capacities to the Company and Harbor Federal and its subsidiaries during those years.

                                                                    Long-Term
                                                                Compensation Awards
                                                             -------------------------
                                  Annual Compensation         Restricted   Securities
Name and                 Fiscal  -----------------------       Stock       Underlying
Principal Position        Year   Salary   Bonus   Other(1)   Awards(2)(3) Options(#)(2)
---------------------------------------------------------------------------------------
Robert A. Williams        1997  $114,750  $38,242 $14,152           --           --
 Chief Executive Officer, 1996   111,484   62,235  14,952           --           --
 President and Director   1995   108,732   31,451  18,113      231,636       54,502

Norbert J. Luken          1997    91,364   28,506      --           --           --
 Chief Financial Officer, 1996    88,723   45,963      --           --           --
 Treasurer                1995    87,828   23,187      --      123,537       29,069

_____________
(1)  Reflects annual deferred compensation funded by the payment of premium on life insurance policy and annual director's fees.
(2)  Subject to vesting over five years.
(3)  The values of the unvested restricted stock awards for Messrs. Williams and Luken at March 31, 1997 were $212,566 and $113,376, respectively.

     Stock Options. The following table sets forth information regarding the number and potential value at March 31, 1997 of options held by the named executive officers. No options were granted to executive officers during the year ended March 31, 1997.

                                                     Number of Securities          Value of Unexercised
                                                    Underlying Unexercised         In-the-Money Options
                                                 Options at Fiscal Year-End(#)   at Fiscal Year-End($)(1)
                    Shares Acquired    Value     ---------------------------    --------------------------
                    on exercise(#)  Realized($)  Exercisable   Unexercisable    Exercisable  Unexercisable
                    --------------- ----------   -----------   -------------    -----------  -------------
Robert A. Williams    500             6,188        21,300       32,702           119,813     183,948
Norbert J. Luken      675             8,353        10,953       17,441            61,610      98,106

_____________
(1)  Based on the difference between the closing sale price of the Common Stock on March 31, 1997 as reported on the Nasdaq National Market ($16.25 per share) and the exercise price ($10.625  per share).

DIRECTOR COMPENSATION

     Fees. Directors receive fees of $800 per meeting. During fiscal 1997, directors' fees totaled $59,200.

     Director Retirement Plan. Harbor Federal has adopted a retirement plan for non-employee directors (the "Director Retirement Plan") for its directors (i) who were members of Harbor Federal's Board of Directors at the date of completion of the conversion of Harbor Federal from mutual to stock form (the "Conversion"), and (ii) who were not then employees. A participant in the Director Retirement Plan will receive, on each of the ten annual anniversary dates of his or her retirement, an amount equal to the product of his or her "benefit percentage," his or her "vested percentage," and the amount of the annual fee he or she received for service on the Board during the calendar year preceding his or her retirement. A participant's "benefit percentage" is based on his or her overall years of service on
the Board of Directors of Harbor Federal (and Highland Federal Savings and Loan Association, which merged into Harbor Federal in
1981), and increases in increments of 33-1/3% from 0% for less than six years of service, to 33-1/3% for six years or more of service, to 66-2/3% for 15 years or more of service, to 100% for 25 or more years of service. A participant's "vested percentage" equals 33-1/3% if the participant was serving on the Board on the date of the Conversion, increases to 66-2/3% if the participant completes one year of service following the Conversion, and becomes 100% if the participant completes a second year of service following the Conversion. However, in the event a participant terminates service on the Board due to "disability" or in the event of a "change in control" (as such terms are defined in the Director Retirement Plan), the participant's vested percentage becomes 100% regardless of his or her years of service. This provision may have the effect of deferring a hostile change in control by increasing the costs of acquiring control. If a participant dies, his or her surviving spouse will receive an amount equal to 50% of the benefits that would have been paid to the participant under the Director Retirement Plan if the participant had survived to collect the full benefits payable for retirement or disability (provided that these payments had commenced prior to the participant's death), and had a vested percentage equal to 100%. Notwithstanding the foregoing, if a deceased participant had not both terminated service on the Board prior to his or her death, and had a vested percentage below 100%, the participant's vested percentage is not increased to 100% but is determined pursuant to the schedule set forth above (with no payments being otherwise made). The Director Retirement Plan became effective upon completion of the Conversion. Harbor Federal will pay such benefits from its general assets, and has established a trust in order to hold assets with which to pay benefits. Trust assets are subject to the claims of Harbor Federal's general creditors.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company and Harbor Federal have entered into an employment agreement with Robert A. Williams, President and Chief
Executive Officer of Harbor Federal and of the Company. In such capacities, Mr. Williams is responsible for overseeing all operations of Harbor Federal and the Company, and for implementing the policies adopted by the Board of Directors.

     The employment agreement became effective on the date of completion of the Conversion and provides for a term of three years, with an annual base salary equal to Mr. Williams' existing base salary rate in effect on the date of Conversion. On each anniversary date from the date of commencement of the employment agreement, the term of employment is extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of Mr. Williams has met the required performance standards and that such employment agreement should be extended. The employment agreement provides Mr. Williams with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. In addition, if the Company terminates Mr. Williams' employment with the Company for any reason other than termination for "just cause", then notwithstanding termination of Mr. Williams' employment and the employment agreement, Mr. Williams and his dependents shall continue to participate in the Company's group health insurance plan for the life of Mr. Williams. The employment agreement will terminate upon Mr. Williams' death or disability, and is terminable by Harbor Federal for "just cause" as defined in the employment agreement. In the event of termination for just cause, no severance benefits are available. If the Company or Harbor Federal terminates Mr. Williams without just cause, he will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the employment agreement plus an additional 12-month period. If the employment agreement is terminated due to Mr. Williams' "disability" (as defined in the employment agreement), he will be entitled to a continuation of his salary and benefits for up to 180 days following such termination. In the event of Mr. Williams' death during the term of the employment agreement, his estate will be entitled to receive his salary through the remaining term of the employment agreement. Severance benefits payable to Mr. Williams or to his estate will be paid in a lump sum or in installments, as he (or his estate) elects. Mr. Williams is able to voluntarily terminate his employment agreement by providing 60 days' written notice to the Boards of Directors of Harbor Federal and the Company, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination.
     The employment agreement contains provisions stating that in the event of Mr. Williams' involuntary termination of employment in connection with, or within one year after, any change in control of Harbor Federal or the Company, other than for "just cause," Mr. Williams will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that he receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of Harbor Federal's or Company's voting stock, the control of the election of a majority of Harbor Federal's or the Company's directors, or the exercise of a controlling influence over the management or policies of Harbor Federal or the Company. In addition, under the employment agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or Harbor Federal at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or Harbor Federal, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The employment agreement with Harbor Federal provides that within 5 business days of a change in control, Harbor Federal shall fund, or cause to be funded, a trust in the amount of 2.99 times Mr. Williams base amount, that will be used to pay Mr. Williams amounts owned to him upon termination other than for just cause within one year of the change in control. The amount to be paid to Mr. Williams from this trust upon his termination is determined according to the procedures outlined in the employment agreement with Harbor Federal, and any money not paid to Mr. Williams is returned to Harbor Federal. The employment agreement also provides for a similar lump sum payment to be made in the event of Mr. Williams' voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by Mr. Williams, including (i) the requirement that he perform his principal executive functions more than 35 miles from Harbor Federal's current primary office, (ii) a reduction in his base compensation as then in effect, (iii) the failure of the Company or Harbor Federal to maintain existing or substantially similar employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans, (iv) the assignment to Mr. Williams of duties and responsibilities which are other than those normally associated with his position with Harbor Federal, (v) a material reduction in his authority and responsibility, and (vi) the failure to re-elect Mr. Williams to the Company's or Harbor Federal's Board of Directors. The aggregate payments that would be made to Mr. Williams assuming his termination of employment under the foregoing circumstances at March 31, 1997 would have been approximately $526,000. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the
Company.   If Mr. Williams were to prevail over the Company and
Harbor Federal in a legal dispute as to the employment agreement, he would be reimbursed for his legal and other expenses.

     The Company and Harbor Federal have entered into a severance agreement with Norbert J. Luken. The severance agreement became effective on the date of completion of the Conversion and will terminate on the earlier of (a) three years after the date of completion of the Conversion, and (b) the date on which Mr. Luken terminates employment with the Corporation and Harbor Federal, provided that the rights under the severance agreement will continue following termination of employment if the severance agreement was in effect at the date of the change in control. On each annual anniversary date from the date of commencement of the severance agreement, the term of the severance agreements may be extended for an additional one year period beyond the then effective expiration date, upon determination by the Board of Directors that the performance of Mr. Luken has met the required performance standards and that such severance agreement should be extended.

     The severance agreement contains provisions stating that in the event of involuntary termination of employment in connection with, or within one year after, any change in control of Harbor Federal or the Company, other than for "just cause," Mr. Luken will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code and
(ii) the sum of any other parachute payments, as defined under
Section 280G(b)(2) of the Internal Revenue Code, that the he receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of Harbor Federal's or Company's voting stock, the control of the election of a majority of Harbor Federal's or the Company's directors or the exercise of a controlling influence over the management or
policies of Harbor Federal or the Company. In addition, under the severance agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or Harbor Federal at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or Harbor Federal, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The severance agreement with Harbor Federal provides that within 5 business days of a change in control, Harbor Federal shall fund, or cause to be funded, a trust in the amount of 2.99 times the base amount, that will be used to pay amounts owed to him upon termination other than for just cause within one year of the change in control. The amount to be paid to Mr. Luken from this trust upon his termination is determined according to the procedures outlined in the severance agreement with Harbor Federal, and any money not paid to him is returned to Harbor Federal. The severance agreement also provides for a similar lump sum payment to be made in the event of Mr. Luken's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by him, including (i) requiring him to perform his principal executive functions more than 35 miles from Harbor Federal's current primary office, (ii) reducing his base compensation as then in effect, (iii) failing to maintain existing employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans, (iv) assigning material duties and responsibilities to him which are other than those normally associated with his position with Harbor Federal, and (v) materially diminishing his authority and responsibility. The aggregate payment that would be made to Mr. Luken assuming his termination of employment under the foregoing circumstances at March 31, 1997 would have been approximately $368,000. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that Mr. Luken prevails over the Company and Harbor Federal in a legal dispute as to the severance agreement, he will be reimbursed for his legal and other expenses.

TRANSACTIONS WITH MANAGEMENT

     Harbor Federal offers loans to its directors, officers and employees. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, Harbor Federal's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, loans to such persons above the greater of $25,000 or 5% of Harbor Federal's capital and surplus must be approved in advance by a disinterested majority of the Board of Directors.

     In July 1996, a proposal for new loans to an organization in which Robert A. Williams retains a 50% stock interest was presented to the Board of Directors. Mr. Williams is not a director or officer and has no operational planning or decision making authority in this organization. The Board of Directors approved the following loans, with Robert A. Williams abstaining:
$300,000 line of credit at First National Bank of Maryland's prime + 1.5%; $700,000 line of credit at First National Bank of Maryland's prime + 1.0%; 1,000,000 line of credit at First National Bank of Maryland's prime + 1.0%. These loans were made on the same terms as those prevailing for comparable transactions and do not involve more than the normal risk of repayment or present other unfavorable features. At March 31, 1997 the aggregate outstanding balance was $380,000, and these loans were fully performing in accordance with their terms.

                     OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

                         MISCELLANEOUS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     The Company's annual report to stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Secretary of the Company. Such annual report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

     The Company has engaged KPMG Peat Marwick LLP, independent certified public accountants, to serve as its independent auditor for the fiscal year ending March 31, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                  STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 705 York Road, Baltimore, Maryland 21204, no later than February 16, 1998. Any such proposal would be subject to the requirements of the proxy rules adopted under the Exchange Act.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ Joyce A. Lancaster

                           JOYCE A. LANCASTER
                           SECRETARY

Baltimore, Maryland
June 16, 1997

                      FORM 10-KSB

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE
FISCAL YEAR ENDED MARCH 31, 1997 AS FILED WITH THE SEC WILL BE
FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD
DATE UPON WRITTEN REQUEST TO THE SECRETARY, HARBOR FEDERAL
BANCORP, INC., 705 YORK ROAD, BALTIMORE, MARYLAND 21204.


[  ]PLEASE MARK VOTES       REVOCABLE PROXY
    AS IN THIS EXAMPLE   HARBOR FEDERAL BANCORP, INC.

               ANNUAL MEETING OF STOCKHOLDERS
                         July 16, 1997

The undersigned hereby appoints Robert A. Williams and Gideon N. Stieff, Jr., with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Harbor Federal Bancorp, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders, to be held at the Sheraton Baltimore North Hotel, 903 Dulaney Valley Road, Towson, Maryland, on Wednesday, July 16, 1997 at 3:00 p.m., and at any and all adjournments thereof, as follows:

                                             FOR   WITHHOLD  EXCEPT
                                             ---   -------   -------
1.  The election as directors of all
    nominees listed (except as
    marked to the contrary below):           [  ]    [  ]    [   ]

     JOSEPH J. LACY
       JOHN H. RIEHL, III
       LAWRENCE W. WILLIAMS

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "EXCEPT" and write that nominee's name in the space provided below.

_______________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED
PROPOSITION.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

   Please be sure to sign and date
   this proxy in the box below                Date


Stockholders sign above ------ Co-holder (if any) sign above ---

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of the Company at the annual meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the annual meeting, a proxy statement dated June 16, 1997 and an annual report to stockholders.
Please sign exactly as your name appears on this proxy card.
When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                    PLEASE ACT PROMPTLY
           SIGN, DATE AND MAIL YOUR PROXY TODAY